Cornerstone OnDemand Announces Third Quarter 2020 Financial Results

SANTA MONICA, Calif. – November 5, 2020 – People development solution provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results1 for its third quarter ended September 30, 2020. The Company has provided supplemental financial information located on its Investor Relations website. On April 22, 2020, the Company acquired Saba Software, Inc. ("Saba"); the below discussion includes Saba's results for the post-acquisition period.
Third Quarter 2020 Results:
•Revenue for the third quarter of 2020 was $199.5 million. This represents a 37.6% increase compared to the same period of the prior year.
•Subscription revenue for the third quarter of 2020 was $185.6 million. This represents a 35.1% increase compared to the same period of the prior year.
•(Loss) income from operations for the third quarter of 2020 was $(1.6) million, yielding a margin of (0.8)%, compared to (loss) income from operations of $3.7 million and margin of 2.6% in the same period of the prior year.
•Non-GAAP operating income for the third quarter of 2020 was $46.6 million, yielding a margin of 23.4%, compared to non-GAAP operating income of $24.3 million and margin of 16.7% in the same period of the prior year.
•Net loss for the third quarter of 2020 was $15.8 million, or $(0.25) diluted net loss per share, compared to net loss of $1.2 million and $(0.02) diluted net loss per share in the same period of the prior year.
•Non-GAAP net income for the third quarter of 2020 was $35.3 million, or $0.51 diluted net income per share, compared to non-GAAP net income of $20.4 million and $0.31 diluted net income per share in the same period of the prior year.
•Unlevered free cash flow for the third quarter of 2020 was $55.9 million, yielding a margin of 28.0%, compared to unlevered free cash flow of $21.7 million and a margin of 15.0%, in the same period of the prior year. Unlevered free cash flow for the third quarter of 2020 includes approximately $16.9 million of restructuring and acquisition-related cash outflows.
"I'm pleased with our strong third quarter results which show positive momentum against our goals," said Phil Saunders, chief executive officer. "I'm very proud of our team for successfully managing the initial stages of the integration and for transitioning into operating as one team. We believe our results today show positive proof points that our transformation is off to a good start."
Recent Highlights:
•The Company was recognized as a Core Leader in the 2020 Fosway 9-Grid™ for Cloud HR.
•To help combat COVID-19 globally, the Company's Foundation and Project HOPE collaborated to provide free online training for healthcare workers in remote areas.
•The Company welcomed Ajay Awatramani as Chief Product Officer to lead product strategy, management, and design.
•The Company announced the availability of the Cornerstone Skills Graph, which helps organizations and their people instantly map skills and effectively respond to rapid change.
"The third quarter financial results show health across the business, which we see as early validation of our new strategy," said Trish Coughlin, interim chief financial officer. "While we have a long journey ahead to execute the plan, we have made significant progress and are excited about the future trajectory of this company."

Financial Outlook:
The following outlook2 is based on information available as of the date of this press release and is subject to change in the future.
For the fourth quarter ending December 31, 2020, the Company provides the following outlook:
•Revenue between $194.0 million and $197.0 million.
•Subscription revenue between $188.0 million and $191.0 million.
•Non-GAAP operating income between $35.0 million and $38.0 million.
•Unlevered free cash flow4 between $32.0 million and $37.0 million. Included in this is approximately $12.0 million of restructuring and acquisition-related cash outflows.
For the year ending December 31, 2020, the Company provides the following outlook:
•Revenue between $728.0 million and $731.0 million.
•Subscription revenue between $695.0 million and $698.0 million.
•Non-GAAP operating income between $146.0 million and $149.0 million.
•Unlevered free cash flow4 between $110.0 million and $115.0 million. Included in this is approximately $50.0 million of restructuring and acquisition-related cash outflows.
The revenue, subscription revenue, and non-GAAP operating income numbers above are impacted by a deferred revenue write-down related to purchase accounting. For more information, refer to the Company's investor relations presentation.
The Company has not reconciled the guidance for non-GAAP operating income or unlevered free cash flow to the corresponding GAAP measures because it does not provide guidance for such GAAP measures and would not be able to present the reconciling items between such GAAP and non-GAAP measures without unreasonable efforts. For non-GAAP operating income, the Company excludes stock-based compensation expense, which is impacted by the number of shares issued and the market price, both of which are uncertain. The actual amount of stock-based compensation expense in the fourth quarter and year ending December 31, 2020 will have a significant impact on the Company's GAAP operating margin.

[1] Financial measures presented on a constant currency basis, non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income, non-GAAP diluted net income per share, unlevered free cash flow, and unlevered free cash flow margin are non-GAAP financial measures.

2 In order to translate the financial outlook for entities reporting in GBP to USD and EUR to USD, the following exchange rates have been applied to revenue for the fourth quarter and year ending December 31, 2020:

$1.30 USD per GBP
$1.18 USD per EUR

Quarterly Conference Call
Cornerstone will host a conference call to discuss its third quarter 2020 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company's Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (US) or (484) 653-6763 (outside the US) and referencing passcode: 4175806. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 5:00 p.m. PT (8:00 p.m. ET) on November 12, 2020 by dialing (855) 859-2056 (US) or (404) 537-3406 (outside the US), and referencing passcode: 4175806 and Web PIN: 1726.
Featured Presentation
An accompanying featured presentation will be available at https://investors.cornerstoneondemand.com/investors/overview/default.aspx.
About Cornerstone
Cornerstone is a premier people development company. We believe people can achieve anything when they have the right development and growth opportunities. We offer organizations the technology, content, expertise, and specialized focus to help them realize the potential of their people. Featuring comprehensive recruiting, personalized learning, modern training content, development-driven performance management, and holistic employee data management and insights, Cornerstone's people development solutions are used by over 6,000 customers of all sizes, spanning more than 75 million users across over 180 countries and nearly 50 languages. Learn more at www.cornerstoneondemand.com.
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.

Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding the expected performance of our business, our future financial and operating performance, including our GAAP and non-GAAP guidance, strategy, long-term growth and overall future prospects, the demand for our offerings, our competitive position, general business conditions, our ability to execute, the integration of Saba into our business, anticipated synergies from our acquisition of Saba, the recent departure of our chief financial officer and service of our chief accounting officer as interim chief financial officer, and our expectations regarding certain financial measures including subscription revenue, capital expenditures, unlevered free cash flow, recurring revenue growth, and operating margins. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing customers by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing customers; allowing our implementation subcontractors to contract directly with customers for implementation services; our shift to focusing on recurring revenue streams; our ability to compete as the learning and people development provider for organizations of all sizes; changes in the proportion of our customer base that is composed of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales opportunities; our ability to maintain stable and consistent quota attainment rates; continued strong demand for learning and people development in Europe, the Middle East, Africa, Asia-Pacific, and Japan; the timing and success of efforts to increase operational efficiency and cost containment; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war, natural disasters, or the ongoing COVID-19 pandemic; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; the failure to achieve expected synergies and efficiencies of operations between the Company and Saba; the ability of the Company and Saba to successfully integrate their respective market opportunities, technology, products, personnel, and operations; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.
Non-GAAP Financial Measures and Other Key Metrics
To supplement its consolidated financial statements, which are prepared and presented in accordance with US generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures and other key metrics. These non-GAAP financial measures include:
(i)non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation;
(ii)annual recurring revenue, which is defined as the annualized recurring value of all active contracts at the end of a reporting period;
(iii)unlevered free cash flow, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs plus cash paid for interest;
(iv)unlevered free cash flow margin, which is defined as unlevered free cash flow divided by revenue;
(v)non-GAAP net income and non-GAAP diluted net income per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, unrealized fair value adjustment on strategic investments, restructuring costs, acquisition-related costs, discrete tax items, and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding;

(vi)non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue;
(vii)non-GAAP operating income and non-GAAP operating income margin, which are defined as income or loss from operations excluding stock-based compensation, amortization of intangible assets, restructuring costs, and acquisition-related costs;
(viii)non-GAAP operating expenses, which exclude stock-based compensation, amortization of intangible assets, restructuring costs, and acquisition-related costs; and
(ix)non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation and amortization of intangible assets attributable to the corresponding GAAP financial measures.
The Company's management uses these non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company's ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures and key metrics to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:
•Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company's operational performance and also provides a useful comparison of the Company's operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.
•Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company's operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.
•Accretion of debt discount and amortization of debt issuance costs. The Company recognizes the effective interest expense on its debt and amortizes the issuance costs over the applicable term of such debt. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management's assessment of the Company's operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company's operating results to prior periods and its peer companies.
•Fair value adjustment on strategic investments. The Company views the increase or decrease in the fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company's operational performance.
•Acquisition-related costs. The Company excludes costs related to acquisitions because the expenses are discrete to specific acquisitions and are not necessarily indicative of its continuing operations. The Company believes that the exclusion of these costs provides investors with a supplemental view of the Company's operational performance.
•Restructuring. The Company excludes costs related to restructuring because the expense is not indicative of its continuing operations. The Company believes that the exclusion of these costs provides investors with a supplemental view of the Company's operational performance.
•Discrete tax items. The Company excludes discrete income tax charges or benefits that are not expected to recur because the items are not indicative of continuing operations. The Company believes that the exclusion of these items provides investors with a supplemental view of the Company's operational performance.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For the periods presented, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$170,937	$215,907
Short-term investments	—	201,579
Accounts receivable, net	156,738	131,105
Deferred commissions, current portion	38,874	33,215
Prepaid expenses and other current assets	30,577	30,512
Total current assets	397,126	612,318
Capitalized software development costs, net	51,683	50,023
Property and equipment, net	33,892	36,526
Operating right-of-use assets	78,874	72,944
Deferred commissions, net of current portion	76,621	74,563
Long-term investments	9,043	60,192
Intangible assets, net	458,006	9,440
Goodwill	960,420	47,453
Deferred tax assets	2,928	1,045
Other assets	10,843	1,597
Total assets	$2,079,436	$966,101
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,165	$3,803
Accrued expenses	90,665	78,075
Deferred revenue, current portion	370,494	339,522
Operating lease liabilities, current portion	17,230	7,235
Debt, current portion	10,047	—
Other liabilities	15,696	11,015
Total current liabilities	513,297	439,650
Debt, net of current portion	1,224,646	293,174
Deferred revenue, net of current portion	4,150	6,945
Operating lease liabilities, net of current portion	68,929	67,195
Deferred tax liabilities	17,396	—
Other liabilities, non-current	6,267	655
Total liabilities	1,834,685	807,619
Stockholders’ equity:
Common stock, $0.0001 par value	6	6
Additional paid-in capital	808,592	682,717
Accumulated deficit	(566,223)	(524,680)
Accumulated other comprehensive income	2,376	439
Total stockholders’ equity	244,751	158,482
Total liabilities and stockholders’ equity	$2,079,436	$966,101

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$199,498	$144,952	$533,992	$426,929
Cost of revenue [1,2]	64,503	37,167	164,427	111,049
Gross profit	134,995	107,785	369,565	315,880
Operating expenses:
Sales and marketing [1,2]	71,850	57,815	192,122	171,011
Research and development [1]	29,665	25,695	82,088	77,778
General and administrative [1,2]	28,884	20,562	79,229	65,741
Acquisition-related costs	4,852	—	31,756	—
Restructuring[1]	1,362	—	11,095	—
Total operating expenses	136,613	104,072	396,290	314,530
(Loss) income from operations	(1,618)	3,713	(26,725)	1,350
Other expense:
Interest expense	(19,609)	(3,321)	(43,329)	(9,889)
Other, net	5,817	(1,018)	(61)	(2,720)
Other expense, net	(13,792)	(4,339)	(43,390)	(12,609)
Loss before income tax provision	(15,410)	(626)	(70,115)	(11,259)
Income tax (provision) benefit[3]	(371)	(591)	28,572	(2,227)
Net loss	$(15,781)	$(1,217)	$(41,543)	$(13,486)
Net loss per share, basic and diluted	$(0.25)	$(0.02)	$(0.66)	$(0.23)
Weighted average common shares outstanding, basic and diluted	64,375	60,652	63,204	59,841

[1] Includes stock-based compensation as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cost of revenue	$2,205	$1,748	$7,028	$4,670
Sales and marketing	7,197	7,915	21,409	20,771
Research and development	4,283	4,285	11,807	12,800
General and administrative	4,047	5,570	14,553	17,473
Restructuring	192	—	400	—
Total	$17,924	$19,518	$55,197	$55,714

[2] Includes amortization of intangible assets as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cost of revenue	$9,400	$1,047	$18,459	$3,380
Sales and marketing	14,277	—	25,039	—
General and administrative	607	—	1,060	—
Total	$24,284	$1,047	$44,558	$3,380

[3] Includes a discrete income tax benefit of approximately $26.7 million during the nine months ended September 30, 2020 related to release of valuation allowance against previously reserved deferred tax assets.

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(15,781)	$(1,217)	$(41,543)	$(13,486)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37,031	10,814	80,190	30,848
Accretion of debt discount and amortization of debt issuance costs	2,815	1,060	7,502	3,130
Amortization (accretion) of purchased investment premium or discount, net	—	(175)	41	(900)
Net foreign currency and other (gain) loss	(3,927)	1,250	4,063	2,504
Stock-based compensation expense	17,924	19,518	55,197	55,714
Deferred income taxes	(1,445)	—	(32,081)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	10,909	2,026	32,243	23,900
Deferred commissions	(5,511)	(5,400)	(8,715)	(14,130)
Prepaid expenses and other assets	4,982	5,635	14,302	12,589
Accounts payable	(10,650)	(7,646)	(6,852)	(6,040)
Accrued expenses	(7,038)	4,156	(4,545)	(5,563)
Deferred revenue	(438)	(6,474)	(43,349)	(39,048)
Other liabilities	4,276	931	5,456	3,437
Net cash provided by operating activities	33,147	24,478	61,909	52,955
Cash flows from investing activities
Purchases of marketable investments	—	(201,899)	(20,419)	(201,981)
Maturities and sales of investments	—	8,266	272,173	206,040
Capital expenditures	(635)	(6,713)	(2,910)	(15,987)
Capitalized software costs	(6,772)	(4,708)	(20,296)	(18,835)
Cash paid for acquisitions, net of cash acquired	2,664	—	(1,295,508)	—
Net cash used in investing activities	(4,743)	(205,054)	(1,066,960)	(30,763)
Cash flows from financing activities
Proceeds from term loan debt, net of discount	—	—	979,582	—
Payments of debt issuance and modification costs	(161)	—	(30,429)	—
Proceeds from employee stock plans	3,326	18,861	15,953	33,072
Repurchases of common stock	—	(13,530)	—	(13,530)
Payment of tax withholdings for employee stock plans	—	—	—	(5,469)
Net cash provided by financing activities	3,165	5,331	965,106	14,073
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,791	(1,123)	3	(1,123)
Net increase (decrease) in cash, cash equivalents, and restricted cash	34,360	(176,368)	(39,942)	35,142
Cash, cash equivalents, and restricted cash at beginning of period	141,605	395,106	215,907	183,596
Cash, cash equivalents, and restricted cash at end of period[1]	$175,965	$218,738	$175,965	$218,738
Supplemental cash flow data
Cash paid for interest	$30,189	$8,625	$38,873	$17,356
Cash paid for income taxes	1,182	518	3,725	1,488
Non-cash investing and financing activities:
Assets acquired under capital leases and other financing arrangements	$—	$—	$—	$1,276
Capitalized assets financed by accounts payable and accrued expenses	56	1,205	56	1,205
Capitalized stock-based compensation	1,352	1,314	5,467	3,427
Issuance of common stock for partial consideration for acquisition	—	—	32,889	—
Increase in debt discount as a result of modification of Convertible Notes	—	—	18,598	—

[1] Below is a reconciliation of cash, cash equivalents, and restricted cash.
	As of September 30,
	2020	2019
Cash and cash equivalents	$170,937	$218,738
Restricted cash included in prepaid expenses and other current assets	3,752	—
Restricted cash included in other assets	1,276	—
Total cash, cash equivalents, and restricted cash	$175,965	$218,738

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, (LOSS) INCOME FROM OPERATIONS TO NON-GAAP OPERATING INCOME, AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Reconciliation of cost of revenue, gross profit, and gross margin:
Revenue	$199,498	$144,952	$533,992	$426,929
Cost of revenue	64,503	37,167	164,427	111,049
Gross profit	$134,995	$107,785	$369,565	$315,880
Gross margin	67.7%	74.4%	69.2%	74.0%

Cost of revenue	$64,503	$37,167	$164,427	$111,049
Adjustments to cost of revenue:
Stock-based compensation[1]	(2,205)	(1,748)	(6,465)	(4,670)
Amortization of intangible assets	(9,400)	(1,047)	(18,459)	(3,380)
Total adjustments to cost of revenue	(11,605)	(2,795)	(24,924)	(8,050)
Non-GAAP cost of revenue	52,898	34,372	139,503	102,999
Non-GAAP gross profit	$146,600	$110,580	$394,489	$323,930
Non-GAAP gross margin	73.5%	76.3%	73.9%	75.9%

Reconciliation of (loss) income from operations and operating margin:
(Loss) income from operations	$(1,618)	$3,713	$(26,725)	$1,350
Operating margin	(0.8)%	2.6%	(5.0)%	0.3%
Adjustments to (loss) income from operations:
Stock-based compensation[1,3]	17,732	19,518	50,736	55,714
Amortization of intangible assets	24,284	1,047	44,558	3,380
Acquisition-related costs[2]	4,852	—	31,756	—
Restructuring[3]	1,362	—	11,095	—
Total adjustments to (loss) income from operations	48,230	20,565	138,145	59,094
Non-GAAP operating income	$46,612	$24,278	$111,420	$60,444
Non-GAAP operating income margin	23.4%	16.7%	20.9%	14.2%

[1] The difference between stock-based compensation presented above and stock-based compensation as reported in the consolidated statement of operations for the nine months ended September 30, 2020, represents an amount accrued for cash bonuses as of December 31, 2019, which was settled in equity during the first quarter of 2020.

				Nine Months Ended
				September 30,
				2020
Cost of revenue				$6,465
Sales and marketing				20,499
Research and development				10,393
General and administrative				13,379
Total				$50,736

[2] Costs related to the acquisitions of Saba Software, Inc. and Clustree SAS primarily consisting of external professional services directly associated with the acquisitions, such as advisory fees, accounting and legal costs, filing fees, due diligence, and integration costs.

[3] Stock-based compensation related to restructuring is presented in the restructuring line item.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net loss	$(15,781)	$(1,217)	$(41,543)	$(13,486)
Adjustments to net loss
Stock-based compensation[1,3]	17,732	19,518	50,736	55,714
Amortization of intangible assets	24,284	1,047	44,558	3,380
Acquisition-related costs[2]	4,852	—	31,756	—
Restructuring[3]	1,362	—	11,095	—
Accretion of debt discount and amortization of debt issuance costs[4]	2,815	1,060	7,502	3,130
Income tax benefit[5]	—	—	(26,659)	—
Total adjustments to net loss	51,045	21,625	118,988	62,224
Non-GAAP net income	$35,264	$20,408	$77,445	$48,738
Non-GAAP basic net income per share	$0.55	$0.34	$1.23	$0.81
Non-GAAP diluted net income per share	$0.51	$0.31	$1.14	$0.74
Weighted-average common shares outstanding, basic	64,375	60,652	63,204	59,841
Non-GAAP weighted-average common shares outstanding, diluted	68,759	65,961	68,060	65,485

[1] The difference between stock-based compensation presented above and stock-based compensation as reported in the consolidated statement of operations for the nine months ended September 30, 2020, represents an amount accrued for cash bonuses as of December 31, 2019, which was settled in equity during the first quarter of 2020.

[2] Costs related to the acquisitions of Saba Software, Inc. and Clustree SAS primarily consisting of external professional services directly associated with the acquisitions, such as advisory fees, accounting and legal costs, filing fees, due diligence, and integration costs.

[3] Stock-based compensation related to restructuring is presented in the restructuring line item.
[4] Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of (i) $1.0047 billion of term loan debt on April 22, 2020; and (ii) $300.0 million in convertible notes on December 8, 2017 as well as the modification of these convertible notes on April 20, 2020 to extend the maturity date from July 1, 2021 to March 17, 2023. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

5 A discrete income tax benefit of approximately $26.7 million was recognized during the nine months ended September 30, 2020 related to a release of valuation allowance against previously reserved deferred tax assets.

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW MARGIN
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Reconciliation of unlevered free cash flow:
Net cash provided by operating activities	$33,147	$24,478	$61,909	$52,955
Capital expenditures	(635)	(6,713)	(2,910)	(15,987)
Capitalized software costs	(6,772)	(4,708)	(20,296)	(18,835)
Cash paid for interest	30,189	8,625	38,873	17,356
Unlevered free cash flow	$55,929	$21,682	$77,576	$35,489
Unlevered free cash flow margin	28.0%	15.0%	14.5%	8.3%

Cornerstone OnDemand, Inc.
TRENDED OPERATIONAL & FINANCIAL HIGHLIGHTS
(unaudited)
The following metrics are intended as a supplement to the financial statements found in this press release and other information furnished to or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings press release.
The Company intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	FY 2019				FY 2020
	Q1'19	Q2'19	Q3'19	Q4'19	Q1'20	Q2'20	Q3'20	FY17	FY18	FY19
SELECTED METRICS:
Number of customers[1]	3,367	3,423	3,446	3,508	3,522	6,308	6,229	3,250	3,333	3,508
% y/y	8.6%	6.9%	5.7%	5.3%	4.6%	84.3%	80.8%	11.4%	2.6%	5.3%
% q/q	1.0%	1.7%	0.7%	1.8%	0.4%	79.1%	(1.3)%	n/a	n/a	n/a
Number of employees	2,017	2,034	1,986	1,993	1,975	3,184	3,027	1,891	1,953	1,993
% y/y	10.3%	9.9%	5.0%	2.0%	(2.1)%	56.5%	52.4%	3.7%	3.3%	2.0%
% q/q	3.3%	0.8%	(2.4)%	0.4%	(0.9)%	61.2%	(4.9)%	n/a	n/a	n/a
Annual dollar retention rate	n/a	n/a	n/a	n/a	n/a	n/a	n/a	93.5%	92.8%	90.3%
Annual recurring revenue (in thousands)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	439,000	510,000	575,000
Net cash provided by operating activities (in thousands)	7,294	21,183	24,478	62,594	5,988	22,774	33,147	67,510	90,253	115,549
Unlevered free cash flow (in thousands)	4,337	9,470	21,682	54,714	6,253	15,394	55,929	43,680	63,471	90,203
Unlevered free cash flow margin	3.1%	6.7%	15.0%	36.6%	4.2%	8.4%	28.0%	9.1%	11.8%	15.6%
FINANCIAL DATA (in thousands, except percentages):
Revenue	140,117	141,860	144,952	149,594	150,136	184,358	199,498	—	537,891	576,523
Subscription revenue	131,256	132,562	137,446	141,704	144,421	177,217	185,643	—	473,052	542,968
% y/y growth	16.0%	15.5%	15.7%	12.2%	10.0%	33.7%	35.1%	—	—	14.8%
% y/y growth constant currency[2]	18.2%	17.3%	17.2%	12.4%	10.7%	n/a	n/a	—	—	16.2%
Subscription revenue % of total revenue	93.7%	93.4%	94.8%	94.7%	96.2%	96.1%	93.1%	—	87.9%	94.2%
Income (loss) from operations	1,231	(3,594)	3,713	10,583	(2,739)	(22,368)	(1,618)	—	(7,769)	11,933
MARGIN DATA:
Gross margin	76.0%	71.7%	74.4%	74.5%	72.1%	68.5%	67.7%	—	73.2%	74.1%
Sales and marketing % of revenue	38.9%	41.4%	39.9%	37.9%	36.9%	35.2%	36.0%	—	41.8%	39.5%
Research and development % of revenue	19.8%	17.2%	17.7%	15.6%	16.0%	15.4%	14.9%	—	14.3%	17.5%
General and administrative % of revenue	16.4%	15.6%	14.2%	13.9%	16.5%	13.8%	14.5%	—	16.7%	15.0%
Acquisition-related costs % of revenue	—	—	—	—	4.5%	10.9%	2.4%	—	0.2%	—
Restructuring % of revenue	—	—	—	—	—	5.3%	0.7%	—	1.7%	—
Operating margin	0.9%	(2.5)%	2.6%	7.1%	(1.8)%	(12.1)%	(0.8)%	—	(1.4)%	2.1%
NON-GAAP MARGIN DATA:
Non-GAAP gross margin	77.7%	73.7%	76.3%	76.3%	74.6%	73.7%	73.5%	—	74.1%	76.0%
Non-GAAP sales and marketing % of revenue	34.6%	36.6%	34.4%	33.2%	31.7%	26.4%	25.3%	—	37.2%	34.7%
Non-GAAP research and development % of revenue	16.8%	14.1%	14.8%	13.5%	13.8%	13.9%	12.7%	—	12.1%	14.8%
Non-GAAP general and administrative % of revenue	12.3%	11.3%	10.3%	10.6%	12.5%	11.8%	12.1%	—	13.2%	11.1%
Non-GAAP operating margin	14.0%	11.7%	16.7%	18.9%	16.6%	21.6%	23.4%	—	11.8%	15.4%
Non-GAAP research and development plus capitalized software % of revenue	22.1%	18.8%	18.0%	17.4%	18.7%	17.2%	16.1%	—	16.8%	19.1%
FOREIGN EXCHANGE RATES:
GBP to USD average period rate	1.30	1.29	1.23	1.29	1.28	1.23	1.32	1.29	1.34	1.28
GBP to USD end of period spot rate	1.30	1.27	1.23	1.32	1.23	1.23	1.28	1.35	1.27	1.32
EUR to USD average period rate	1.14	1.12	1.11	1.11	1.10	0.94	1.11	1.14	1.18	1.12
EUR to USD end of period spot rate	1.12	1.14	1.09	1.12	1.10	1.12	1.17	1.20	1.14	1.12

[1] During the second quarter of 2020, we adjusted our method of determining customer count to exclude customers that are sold through resellers that share one tenant or instance of our product. The numbers included here reflect this change. We continue to exclude customers from our Cornerstone for Salesforce, PiiQ, Grovo, Workpop, and Clustree products from our customer count metrics.

2 We have historically presented constant currency information, a non-GAAP financial measure, to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency fluctuations. However, due to the acquisition of Saba in the second quarter of 2020, constant currency results on a combined company basis were not presented for the second and third quarter in 2020 as the historical comparative periods did not include the combined company results for a full quarter.

Investor Relations Contact:
Jason Gold
Phone: +1 (310) 526-2531
jgold@csod.com

Media Contact:
Deaira Irons
Phone: +1 (310) 752-0164
dirons@csod.com